As filed with the Securities and Exchange Commission on January 31, 2008
Registration No. 2-97033

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

SYMS CORP
(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-2465228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________________

One Syms Way
Secaucus, New Jersey 07094
(Address of Principal Executive Offices) (Zip Code)
__________________________

Amended and Restated Incentive Stock Option and Appreciation Plan
 (Full Title of the Plan)
__________________________

Marcy Syms
Chief Executive Officer and President
Syms Corp
One Syms Way
Secaucus, New Jersey 07094
(Name and Address of Agent for Service)

(201) 902-9600
(Telephone Number, Including Area Code, of Agent for Service)
_________________________

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-8 (File No. 2-97033) of Syms Corp (the "Company"), a New Jersey corporation, initially filed on April 12, 1985 (as amended by Post-Effective Amendment No. 1 filed on July 14, 1988 and Post-Effective Amendment No. 2 filed October 20, 2003) pertaining to 1,000,000 shares of the Company's common stock under the Company's Amended and Restated Stock Option and Appreciation Plan.  This Post-Effective Amendment No. 3 is being filed in order to deregister all securities remaining unsold under that Registration Statement, in connection with the Company's filing of a Form 25 and Form 15 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on January 31, 2008.

SYMS CORP

By:	/s/ Marcy Syms
	Name:	Marcy Syms
	Title:	Chief Executive Officer and President